Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Fourth Quarter 2018 Distribution

FORT WORTH, Texas, January 25, 2019 — Kimbell Royalty Partners, LP (NYSE: KRP), a leading owner of oil and natural gas mineral and royalty interests across 28 states, today announced that the Board of Directors of Kimbell Royalty GP, LLC, its general partner, has approved a cash distribution of $0.40 per common unit for the fourth quarter of 2018.  The distribution will be payable on February 11, 2019 to common unitholders of record at the close of business on February 4, 2019.

Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is an oil and gas mineral and royalty limited partnership based in Fort Worth, Texas. Kimbell is managed by its general partner, Kimbell Royalty GP, LLC.  Kimbell owns mineral and royalty interests in approximately 12.1 million gross acres in 28 states and in nearly every major onshore basin in the continental United States, including ownership in more than 86,000 gross producing wells with over 38,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements.  These forward-looking statements involve risks and uncertainties, including risks relating to our business and the securities markets generally.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission (SEC), available at the SEC’s website at www.sec.gov.  Except as required by law, Kimbell Royalty Partners, LP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

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